SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                       POST EFFECTIVE AMENDMENT NUMBER TWO
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                           Kelly's Coffee Group, Inc.
                           --------------------------
             (Exact name of registrant as specified in its charter)

         Nevada                                      84-1062062
         --------                                    ----------
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)

                 268 West 400 South, Suite 300, Salt Lake City,
                   Utah 84101 (Address of principal executive
                                    offices)

              2000 Stock Benefit Plan of Kelly's Coffee Group, Inc.
              -----------------------------------------------------
                            (Full title of the plan)


            Richard Surber, 268 West 400 South, Suite 300, Salt Lake
                 City, Utah 84101 (Name, address, including zip
                           code, of agent for service)

                   Telephone number for Issuer: (801)575-8073
                                  -------------





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


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 9.  Undertakings

Pursuant to the undertaking set forth in paragraph (a)(3) of Item 9 of its Registration Statement on Form S- 8 Number 033-22128-D (the "Form S-8"), filed January 27, 2000, Kellys Coffee Group, Inc. (the "Company") hereby removes from registration any and all remaining shares of common stock registered under its Form S-8 which have not been issued or reserved for issuance under the Company's written 2000 Stock Benefit Plan as of the date specified below. The Company issued a total of 1,010,000 shares under the plan since it was filed in January 27, 2000. The remaining 10,990,000 shares are herewith removed from registration.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment Two to the S-8 Registration Statement Number 033-22128-D, dated January 27, 2000 to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah on February 15, 2002.

                        Kelly's Coffee Group, Inc.

                        By: /s/ Richard D. Surber
                           --------------------------------------------------
                          Richard Surber, as President and Director



         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment Two to the S-8 Registration Statement Number 033-22128-D, dated March 13, 2000 has been signed by the following person in the capacity and on the date indicated.




Signature                             Title                    Date

   /s/ Richard D. Surber      President and Sole Director      February 15, 2002
------------------------
Richard D. Surber



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